Exhibit 10(iii)(A)(9)


          FIRST AMENDMENT TO INDEPENDENT CONSULTANT'S AGREEMENT



     THIS AMENDMENT (the "Amendment") is made and entered into this 31st day of August, 1995, effective as of the 1st day of May, 1995, by and between THE SOUTHLAND CORPORATION, a Texas corporation ("Southland"), and TIM ASHIDA ("Ashida") (collectively, the "Parties").

     WHEREAS, Ashida is currently serving as a director of Southland;

     WHEREAS, effective May 1, 1995, Southland increased the compensation paid to its directors who are non-employees of Southland; and

     WHEREAS, Ashida's compensation is set forth in the Independent Consultant's Agreement between Southland and Ashida dated as of the 1st day of July, 1991 (the "Agreement");

     NOW, THEREFORE, the Parties wish to amend the Agreement as follows:

     1. Paragraph 6(a) of the Agreement is hereby amended to read as follows:

               6.(a) CASH COMPENSATION. SOUTHLAND SHALL PAY TO ASHIDA COMPENSATION OF $11,500 PER MONTH (THE "CASH COMPENSATION"). THE CASH COMPENSATION SHALL CONSTITUTE PAYMENT FOR ASHIDA'S DIRECTOR SERVICES AND HIS LIAISON SERVICES.

     2. In all other respects the terms and conditions of the Independent Consultant's Agreement remain in full force and effect.

     EXECUTED AND AGREED TO:

                                        The Southland Corporation

Attest:


/s/ Carol S. Hilburn                    By:    /s/ Clark J. Matthews, II
------------------------------                 -------------------------
Assistant Secretary                     Name:  Clark J. Matthews, II
                                        Title: President and
                                               Chief Executive Officer


                                        Tim Ashida


                                        /s/ Tim Ashida
                                        --------------------------------

                               Tab 5